Exhibit 10.11

AUNA S.A.

REGISTRATION RIGHTS AGREEMENT

Dated as of             , 2024

TABLE OF CONTENTS

PAGE
ARTICLE 1
DEFINITIONS
Section 1.01. Defined Terms	1
Section 1.02. General Interpretive Principles	4
ARTICLE 2
REGISTRATION RIGHTS
Section 2.01. Registration	4
Section 2.02. Piggyback Registrations	6
Section 2.03. Selection of Underwriter(s)	8
Section 2.04. Registration Procedures	8
Section 2.05. Holdback Agreements	11
Section 2.06. Underwriting Agreement in Underwritten Offerings	12
Section 2.07. Registration Expenses Paid By Company	12
Section 2.08. Indemnification	12
Section 2.09. Reporting Requirements; Rule 144	14
ARTICLE 3
MISCELLANEOUS
Section 3.01. Term	15
Section 3.02. Notices	15
Section 3.03. Successors, Assigns and Transferees	15
Section 3.04. GOVERNING LAW; NO JURY TRIAL	16

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Section 3.05. Specific Performance	16
Section 3.06. Headings	16
Section 3.07. Severability	16
Section 3.08. Amendment; Waiver	17
Section 3.09. Further Assurances	17
Section 3.10. Counterparts	17

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REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of             , 2024 (this “Agreement”), is by and between Auna S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg with its registered office located at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B267590 (the “Company”), Enfoca S.A.F.I. (the “Institutional Shareholder”), Luis Felipe Pinillos and Jesús Zamora León (the “Management Shareholders”).

W I T N E S E T H:

WHEREAS, the Company is currently contemplating an underwritten initial public offering (“IPO”) of its Class A Shares (as defined below); and

WHEREAS, the Company desires to grant registration rights to the Institutional Shareholder and the Management Shareholders on the terms and conditions set out in this Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any federal, state, local, foreign or international arbitration or mediation tribunal.

“Affiliate” in respect of a Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, and father-in-law and brothers and sisters in law, whether by blood, marriage, or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions are authorized or obligated by law to be closed in Luxembourg, Mexico City, Mexico, Lima, Peru or New York, New York.

“Class A Shares” means the class A common shares, nominal value U.S.$0.01 per share, of the Company and any shares into which such class A common shares may be converted.

“Class B Shares” means the class B common stock, nominal value U.S.$0.10 per share, of the Company and any shares into which such class B common stock may be converted.

“Company Notice” has the meaning set forth in Section 2.01(a).

“Company Takedown Notice” has the meaning set forth in Section 2.01(f).

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Eligible Holders” has the meaning set forth in Section 2.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Holder” shall mean the Institutional Shareholder or any of its Affiliates or the Management Shareholders, so long as such Person holds any Registrable Securities or Class B Shares convertible into Registrable Securities, and any Person owning Registrable Securities or Class B Shares convertible into Registrable Securities who is a permitted transferee of rights under Section 3.03.

“Initiating Holder” has the meaning set forth in Section 2.01(a).

“Institutional Shareholder” has the meaning set forth in the preamble to this Agreement and shall include their successors, by merger, acquisition, reorganization or otherwise.

“IPO” has the meaning set forth in the recitals to this Agreement.

“Loss” or “Losses” has the meaning set forth in Section 2.08(a).

“Management Shareholders” has the meaning set forth in the preamble to this Agreement.

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority,

“Piggyback Registration” has the meaning set forth in Section 2.02(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means (a) any Class A Shares that are beneficially owned by the Institutional Shareholder, the Management Shareholders or any of their respective Affiliates or any permitted transferee of rights under Section 3.03 from time to time, whether or not held immediately following the IPO and (b) any securities issued or issuable directly or indirectly with respect to, in exchange for, upon the conversion of or in replacement of the Class A Shares described in the foregoing clause (a), whether by way of a dividend or distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization; provided that any such Class A Shares shall cease to be Registrable Securities if (i) they have been registered and sold pursuant to an effective Registration Statement, (ii) they have been transferred by a Holder in a transaction in which the Holder’s rights under this Agreement are not, or cannot be, assigned, (iii) they may be sold pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale and the Holder of such securities does not then beneficially own more than 2% of outstanding shares, or (iv) they have ceased to be outstanding.

“Registration” means a registration with the SEC of the offer and sale to the public of Class A Shares under a Registration Statement. The terms “Register,” “Registered” and “Registering” shall have a correlative meaning.

“Registration Expenses” shall mean all expenses incident to the Company’s performance of or compliance with this Agreement, including all (i) registration, qualification and filing fees; (ii) expenses incurred in connection with the preparation, printing and filing under the Securities Act of the Registration Statement, any Prospectus and any issuer free writing prospectus and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Class A Shares under the state or foreign securities or blue sky laws and the preparation, printing and distribution of a blue sky or legal investment memorandum (including the related fees and expenses of counsel); (v) the costs and charges of any registrar or transfer agent or custodian; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of an offering by, FINRA; (vii) expenses incurred in connection with any “road show” presentation to potential investors; (viii) printing expenses, messenger, telephone and delivery expenses; (ix) internal expenses of the Company (including all salaries and expenses of employees of the Company performing legal or accounting duties); and (x) fees and expenses of listing any Class A Shares on any securities exchange on which the Class A Shares are then listed; but excluding any Selling Expenses.

“Registration Period” has the meaning set forth in Section 2.01(c).

“Registration Rights” shall mean the rights of the Holders to cause the Company to Register Registrable Securities pursuant to this Agreement.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.

“Shelf Registration” means a Registration Statement of the Company for an offering to be made on a delayed or continuous basis of Class A Shares pursuant to Rule 415 under the Securities Act (or similar provisions then in effect).

“Subsidiary” means, when used with respect to any Person, (a) a corporation in which such Person or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the total voting power in the election of directors of all outstanding shares of all classes and series of capital stock of such corporation entitled generally to vote in such election; and (b) any other Person (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

“Takedown Notice” has the meaning set forth in Section 2.01(f).

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

Section 1.02.    General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits hereto), and references herein to Articles and Sections refer to Articles and Sections of this Agreement. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be performed or given timely if performed or given on the next succeeding Business Day. References to a Person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE 2

REGISTRATION RIGHTS

Section 2.01.    Registration.

(a)    Request. The Institutional Shareholder shall have the right to request that the Company file a Registration Statement with the SEC on the appropriate registration form for all or part of the Registrable Securities held (or that would be held upon conversion of Class B Shares into Registrable Securities) by such Holder once such Holder is no longer subject to the lock-up applicable to it entered into in connection with the IPO (which may be due to the expiration or waiver of such lock-up with respect to such Registrable Securities) by delivering a written request to the Company specifying the kind and number of Registrable Securities such Holder wishes to Register and the intended method of distribution thereof (a “Demand Registration” and the Holder submitting such Demand Registration, the “Initiating Holder”). The Company shall (i) within 10 days of the receipt of such request, give written notice of such Demand Registration (the “Company Notice”) to all Holders other than the relevant Initiating Holder (the “Eligible Holders”), (ii) use its reasonable best efforts to file a Registration Statement in respect of such Demand Registration within 45 days of receipt of the request, and (iii) use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable thereafter. The Company shall include in such Registration all Registrable Securities that the Eligible Holders request to be included within the 10 Business Days following their receipt of the Company Notice.

(b)    Limitations of Demand Registrations. There shall be no limitation on the number of Demand Registrations pursuant to Section 2.01(a); provided, however, that the Institutional Shareholder shall not require the Company to effect more than two Demand Registrations in a 12-month period. In the event that any Person shall have received rights to Demand Registrations pursuant to Section 3.03, and such Person shall have made a Demand Registration request, such request shall be treated as having been made by the Holder who transferred such rights to such Person. The Registrable Securities requested to be Registered pursuant to Section 2.01(a) (including, for the avoidance of doubt, the Registrable Securities of Eligible Holders requested to be registered) must represent (i) an aggregate offering price of Registrable Securities that is reasonably expected to equal at least $20 million or (ii) all of the remaining Registrable Securities owned by the Initiating Holder and its Affiliates or that would be owned upon conversion of all of the Class B Shares held by the Initiating Holder and its Affiliates into Class A Shares.

(c)    Effective Registration. The Company shall be deemed to have effected a Registration for purposes of Section 2.01(b) if the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC, and remains effective until the earlier of (i) the date when all Registrable Securities thereunder have been sold and (ii) 60 days from the effective date of the Registration Statement (the “Registration Period”). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied by reason of the Company. If, during the Registration Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority, the Registration Period shall be extended on a day-for-day basis for any period the Holder is unable to complete an offering as a result of such stop order, injunction or other order or requirement of the SEC or other Governmental Authority.

(d)    Underwritten Offering. If the Initiating Holder so indicates at the time of its request pursuant to Section 2.01(a), such offering of Registrable Securities shall be in the form of an Underwritten Offering and the Company shall include such information in the Company Notice. In the event that the Initiating Holder intends to distribute the Registrable Securities by means of an Underwritten Offering, no Holder may include Registrable Securities in such Registration unless such Holder, subject to the limitations set forth in Section 2.06, (i) agrees to sell its Registrable Securities on the basis provided in the applicable underwriting arrangements; (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) cooperates with the Company’s reasonable requests in connection with such Registration (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate, will not constitute a breach by the Company of this Agreement).

(e)    Priority of Securities in an Underwritten Offering. If the Company, after consultation with the managing underwriter or underwriters of a proposed Underwritten Offering, including an Underwritten Offering from a Shelf Registration, pursuant to this Section 2.01, determines in its sole discretion that the number of securities requested to be included in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the number of securities to be included in such Underwritten Offering shall be reduced in the following order of priority: first, there shall be excluded from the Underwritten Offering any securities to be sold for the account of any selling securityholder other than the Initiating Holder and the Eligible Holders; second, there shall be excluded from the Underwritten Offering any securities to be sold for the account of the Company; third, there shall be excluded from the Underwritten Offering any securities to be sold for the account of the Eligible Holders and their Affiliates that have been requested to be included therein, pro rata based on the number of Registrable Securities and Class B Shares convertible into Registrable Securities owned by each such Eligible Holder; and finally, there shall be excluded from the Underwritten Offering any securities to be sold for the account of the Initiating Holder and its Affiliates that have been requested to be included therein, in each case to the extent necessary to reduce the total number of securities to be included in such offering to the number determined by the Company after consultation with the managing underwriter or underwriters.

(f)    Shelf Registration. At any time after the date hereof when the Company is eligible to Register the applicable Registrable Securities on Form F-3 (or a successor form) and an Initiating Holder is entitled to request Demand Registrations, such Initiating Holder may request the Company to effect a Demand Registration as a Shelf Registration. For the avoidance of doubt, the requirement that (i) the Company deliver a Company Notice in connection with a Demand Registration and (ii) the right of Eligible Holders to request that their Registrable Securities be included in a Registration Statement filed in connection with a Demand Registration, each as set forth in Section 2.01(a), shall apply to a Demand Registration that is effected as Shelf Registration. There shall be no limitations on the number of Underwritten Offerings pursuant to a Shelf Registration; provided, however, that the Institutional Shareholder may not require the Company to effect more than two Underwritten Offerings in a 12-month period. If any Initiating Holder holds Registrable Securities included on a Shelf Registration, or Class B Shares convertible into Registrable Securities included on a Shelf Registration, it shall have the right to request that the Company cooperate in a shelf takedown at any time, including an Underwritten Offering, by delivering a written request thereof to the Company specifying the kind and number of Registrable Securities such Initiating Holder wishes to include in the shelf takedown (“Takedown Notice”). The Company shall (i) within five days of the receipt of a Takedown Notice, give written notice of such Takedown Notice to all Holders of Registrable Securities or Class B Shares convertible into Registrable Securities included on such Shelf Registration (the “Company Takedown Notice”), and (ii) shall take all actions reasonably requested by the Initiating Holder who submitted the Takedown Notice, including the filing of a Prospectus supplement and the other actions described in Section 2.04, in accordance with the intended method of distribution set forth in the Takedown Notice as expeditiously as practicable. If the takedown is an Underwritten Offering, the Company shall include in such Underwritten Offering all Registrable Securities that the Holders of Registrable Securities (or Class B Shares convertible into Registrable Securities) included in the Registration Statement for such Shelf Registration, request be included within the five Business Days following such Holders’ receipt of the Company Takedown Notice. If the takedown is an Underwritten Offering, the Registrable Securities requested to be included in a shelf takedown must represent (i) an aggregate offering price of Registrable Securities that is reasonably expected to equal at least $10 million or (ii) all of the remaining Registrable Securities owned by the requesting Initiating Holder and its Affiliates or that would be owned upon conversion of all of the Class B Shares held by the requesting Initiating Holder and its Affiliates into Class A Shares.

(g)    SEC Form. Except as set forth in the next sentence, the Company shall use its reasonable best efforts to cause Demand Registrations to be Registered on Form F-3 (or any successor form), and if the Company is not then eligible under the Securities Act to use Form F-3, Demand Registrations shall be Registered on Form F-1 (or any successor form). The Company shall use its reasonable best efforts to become eligible to use Form F-3 and, after becoming eligible to use Form F-3, shall use its reasonable best efforts to remain so eligible. All Demand Registrations shall comply with applicable requirements of the Securities Act and, together with each Prospectus included, filed or otherwise furnished by the Company in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h)    Postponement. Upon notice to, in the case of a Demand Registration, the Initiating Holder for such Demand Registration and any other Eligible Holders or, in the case of a shelf takedown, the Initiating Holder requesting such shelf takedown and any other Holders to which a Company Takedown Notice has been delivered with respect to such shelf takedown, the Company may postpone effecting a Registration or shelf takedown, as applicable, pursuant to this Section 2.01, on two occasions during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (i) the Company reasonably believes that effecting the Registration or shelf takedown, as applicable, would materially and adversely affect a proposal or plan by the Company to engage in (directly or indirectly through any of its Subsidiaries): (x) a material acquisition or divestiture of assets; (y) a merger, consolidation, tender offer, reorganization, primary offering of the Company’s securities or similar material transaction; or (z) a material financing or any other material business transaction with a third party or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

(i)    Right to Withdraw. Unless otherwise agreed, each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in any Underwritten Offering pursuant to this Section 2.01 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Demand Registration at any time prior to the effective date thereof.

Section 2.02.    Piggyback Registrations.

(a)    Participation. If the Company proposes to file a Registration Statement under the Securities Act with respect to any offering of Class A Shares for its own account and/or for the account of any other Persons (other than a Registration (i) under Section 2.01 hereof, (ii) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement) or Form F-4 or similar form that relates to a transaction subject to Rule 145 under the Securities Act, (iii) in connection with any dividend reinvestment or similar plan or (iv) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction), then, as soon as practicable (but in no event less than 10 days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to each Holder, and such notice shall offer such Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”); provided that such notice shall specify that any Registrable Securities held by the Management Shareholders shall only be included in a Piggyback Registration if such Piggyback Registration includes Registrable Securities held by the Institutional Shareholder. Subject to this Section 2.02, the Company shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within seven Business Days after the receipt of any such notice; provided, however, that if, at any time after giving written notice of its intention to Register any securities pursuant to this Section 2.02(a) and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company may, at its election, give written notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration and shall have no liability to any Holder in connection with such termination, and (ii) in the case of a determination to delay Registration, shall be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other Class A Shares, in each case without prejudice, however, to the rights of any Holder to request that such Registration be effected as a Demand Registration under Section 2.01; provided, further that if the Institutional Holder does not make a request for a Piggyback Registration pursuant to this Section 2.02(a) or withdraws such Holder’s request pursuant to Section 2.02(b), the Company shall not include in such Registration Statement any Registrable Securities that are requested to be included therein by the Management Shareholders. For the avoidance of doubt, no Registration effected under this Section 2.02 shall relieve the Company of its obligation to effect any Demand Registration under Section 2.01. If the offering pursuant to a Registration Statement pursuant to this Section 2.02 is to be an Underwritten Offering, then each Holder making a request for a Piggyback Registration and eligible to participate in such Piggyback Registration pursuant to this Section 2.02(a) shall, and the Company shall use reasonable best efforts to coordinate arrangements with the underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration and eligible to participate in such Piggyback Registration pursuant to this Section 2.02(a) shall, and the Company shall use reasonable best efforts to coordinate arrangements so that each such Holder may, participate in such offering on such basis. If the Company files a Shelf Registration for its own account and/or for the account of any other Persons, the Company agrees that it shall use its reasonable best efforts to include in such Registration Statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the Holders may be added to such Shelf Registration at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

(b)    Right to Withdraw. Unless otherwise agreed, each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in any Underwritten Offering pursuant to this Section 2.02 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

(c)    Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs the Company and the Holders in writing that, in its or their opinion, the number of securities of such class which such Holder and any other Persons intend to include in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Underwritten Offering shall be reduced in the following order of priority: first, there shall be excluded from the Underwritten Offering any securities to be sold for the account of any selling securityholder other than the Holders; and second, there shall be excluded from the Underwritten Offering any securities to be sold for the account of Holders and their Affiliates that have been requested to be included therein, pro rata based on the number of Registrable Securities and Class B Shares convertible into Registrable Securities owned by each such Holder, in each case to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the managing underwriter or underwriters.

Section 2.03.    Selection of Underwriter(s). In any Underwritten Offering pursuant to Section 2.01, the Initiating Holder shall select the underwriter(s) after consultation with the Company.

Section 2.04.    Registration Procedures.

(a)    In connection with the Registration and/or sale of Registrable Securities pursuant to this Agreement, through an Underwritten Offering or otherwise, the Company shall use reasonable best efforts to effect or cause the Registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof and:

(i)    prepare and file the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing with the SEC a Registration Statement or Prospectus, or any amendments or supplements thereto, (A) furnish to the underwriters, if any, and to the Holders participating in such Registration, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such participating Holders and their respective counsel, and (B) consider in good faith any comments of the underwriters and Holders and their respective counsel on such documents;

(ii)    prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective in accordance with the terms of this Agreement and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares Registered thereon;

(iii)    in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Class A Shares subject thereto for a period ending on the 3rd anniversary after the effective date of such Registration Statement;

(iv)    notify the participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, or when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (B) of any written comments by the SEC or any request by the SEC or any other Governmental Authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)    promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the occurrence of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holder and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(vi)    use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(vii)    promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and the Holders may reasonably request to be included therein in order to permit the intended method of distribution of the Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii)    furnish to each selling Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix)    deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by each selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(x)    on or prior to the date on which the applicable Registration Statement is declared effective or becomes effective, use its reasonable best efforts to register or qualify, and cooperate with each selling Holder, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings in such jurisdictions of the United States for so long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi)    in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each selling Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive Securities Act legends; and to register such Registrable Securities in such denominations and such names as such selling Holder or the underwriter(s), if any, may request at least two Business Days prior to such sale of Registrable Securities; provided that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(xii)    cooperate and assist in any filings required to be made with the FINRA and each securities exchange, if any, on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted, and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of each such exchange, and use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii)    not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(xiv)    in the case of an Underwritten Offering, obtain for delivery to and addressed to the selling Holders and the underwriter or underwriters, an opinion from the Company’s outside counsel in customary form and content for the type of Underwritten Offering, dated the date of the closing under the underwriting agreement;

(xv)    in the case of an Underwritten Offering, obtain for delivery to and addressed to the underwriter or underwriters and, to the extent agreed by the Company’s independent certified public accountants, each selling Holder, a comfort letter from the Company’s independent certified public accountants (and the independent certified public accountants with respect to any acquired company financial statements) in customary form and content for the type of Underwritten Offering, including with comfort letters customarily delivered in connection with quarterly period financial statements if applicable, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xvi)    use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable, but no later than 90 days after the end of the 12-month period beginning with the first day of the Company’s first quarter commencing after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder and covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement;

(xvii)    provide and cause to be maintained a custodian and transfer agent and registrar, if necessary, for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xviii)    cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s Class A Shares are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s Class A Shares are then quoted, including the filing of any required supplemental listing application;

(xix)    provide (A) each Holder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be Registered, (C) the sale or placement agent therefor, if any, (D) counsel for such underwriters or agent, and (E) any attorney, accountant or other agent or representative retained by such Holder or any such underwriter, as selected by such Holder, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder(s) and their counsel should be included; and for a reasonable period prior to the filing of such Registration Statement, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the parties referred to in (A) through (E) above, all pertinent financial and other records, pertinent corporate documents and properties of the Company that are available to the Company, and cause the Company’s officers, employees and the independent public accountants who have certified its financial statements to make themselves available at reasonable times and for reasonable periods, to discuss the business of the Company and to supply all information available to the Company reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, subject to the foregoing, provided that any such Person gaining access to information or personnel pursuant to this Section 2.04(a)(xix) shall agree to use reasonable efforts to protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (x) the release of such information is required by law or regulation or is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (y) such information is or becomes publicly known without a breach of this Agreement, (F) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person;

(xx)    to cause the executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

(xxi)    take all other customary steps reasonably necessary to effect the Registration, offering and sale of the Registrable Securities.

(b)    As a condition precedent to any Registration hereunder, the Company may require each Holder as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as the Company may from time to time reasonably request in writing. Each such Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c)    Each Holder agrees that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in Section 2.04(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.04(a)(v), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement for a Demand Registration is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.04(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.

Section 2.05.    Holdback Agreements. Each of the Company and the Holders agrees, upon notice from the managing underwriter or underwriters in connection with any Registration for an Underwritten Offering of the Company’s securities (other than pursuant to a registration statement on Form F-4 or any similar or successor form or pursuant to a registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), not to effect (other than pursuant to such Registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the managing underwriters during such period as reasonably requested by the managing underwriters (but in no event longer than the seven days before and the 90 days after the pricing of such Underwritten Offering); and subject to reasonable and customary exceptions to be agreed with such managing underwriter or underwriters. Notwithstanding the foregoing, no holdback agreements of the type contemplated by this Section 2.05 shall be required of Holders unless each of the Company’s directors and executive officers agrees to be bound by a substantially identical holdback agreement for at least the same period of time.

Section 2.06.    Underwriting Agreement in Underwritten Offerings. If requested by the managing underwriters for any Underwritten Offering, the Company and the participating Holders shall enter into an underwriting agreement in customary form with such underwriters for such offering; provided, however, that no Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (i) such Holder’s ownership of Registrable Securities to be transferred free and clear of all liens, claims and encumbrances created by such Holder, (ii) such Holder’s power and authority to effect such transfer, (iii) such matters pertaining to such Holder’s compliance with securities laws as reasonably may be requested and (iv) such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 2.08 hereof.

Section 2.07.    Registration Expenses Paid By Company. In the case of any Registration of Registrable Securities required pursuant to this Agreement (including any Registration that is delayed or withdrawn) or proposed Underwritten Offering pursuant to this Agreement, the Company shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective or the Underwritten Offering is completed. The Company shall have no obligation to pay any Selling Expenses for Registrable Securities offered by any Holders.

Section 2.08.    Indemnification.

(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and such Holder’s officers, directors, employees, advisors, Affiliates and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Holder from and against any and all losses, claims, damages, liabilities (or actions in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus (as defined in Rule 405 under the Securities Act) that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any particular indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b)    Indemnification by the Selling Holder. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company and the Company’s directors, officers, employees, advisors, Affiliates and agents and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) from and against any Losses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading but only to the extent, in each of cases (i) or (ii), that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to the Company expressly for inclusion in such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity shall be in addition to any liability the selling Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party.

(c)    Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder to the extent that it is materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder, (c) the named parties to any proceeding include both such indemnified and the indemnifying party and the indemnified party has reasonably concluded (based on written advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (d) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld, conditioned or delayed. If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party, which consent may not be unreasonably withheld, conditioned or delayed. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (in addition to any appropriate local counsel) at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on written advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or in the reasonable judgment of such indemnified party may exist (based on advice of counsel to an indemnified party) between such indemnified party or parties and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

(d)    Contribution. If for any reason the indemnification provided for in Section 2.08(a) or Section 2.08(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 2.08(a) or Section 2.08(b), then the indemnifying party shall, to the fullest extent permitted by law, in lieu of indemnifying such indemnified party thereunder, contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.08(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.08(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate (before deducting expenses, if any) exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.08(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.08(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party hereunder shall be deemed to include, for purposes of this Section 2.08(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. If indemnification is available under this Section 2.08, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.08(a) and Section 2.08(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

Section 2.09.    Reporting Requirements; Rule 144. Following the IPO, the Company shall use its reasonable best efforts to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and thereafter shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. If the Company is not required to file such reports during such period, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (b) any rule or regulation hereafter adopted by the SEC. From and after the date hereof through the date upon which no Holder owns any Registrable Securities or Class B Shares convertible into Registrable Securities, the Company shall forthwith upon request furnish any Holder (i) a written statement by the Company as to whether it has complied with such requirements and, if not, the specifics thereof, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the SEC as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

Section 2.10.    Limitations on Subsequent Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (i) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Holders included therein or (ii) on terms otherwise more favorable than this Agreement.

ARTICLE 3

MISCELLANEOUS

Section 3.01.    Term. This Agreement shall terminate at such time as there are no Registrable Securities or Class B Shares convertible into Registrable Securities, except for the provisions of Section 2.07 and Section 2.08 and all of this Article 3, which shall survive any such termination.

Section 3.02.    Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

If to the Institutional Shareholder, to its address as set forth below:

Enfoca S.A.F.I.

Avenida Jorge Basadre 310 Piso 7

Lima, Peru

Attention: Legal Department

If to the Management Shareholders:

Luis Felipe Pinillos

c/o Auna S.A.

Avenida República Panamá 3461

San Isidro, Lima, Pero

Attention: Chief Executive Officer and Legal Department

Jesús Zamora León

c/o Auna S.A.

Avenida República Panamá 3461

San Isidro, Lima, Pero

Attention: Chief Executive Officer and Legal Department

If to the Company to:

Auna S.A.

46A, Avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Attention: Chief Executive Officer, the board of directors and Legal Department with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Maurice Blanco

Any party may, by notice to the other party, change the address to which such notices are to be given.

Section 3.03.    Successors, Assigns and Transferees. This Agreement and all provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Holders; provided that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. The Institutional Shareholder may assign its rights and obligations under this Agreement to any transferee that is an Affiliate and executes an agreement to be bound hereby in the form attached hereto as Exhibit A, an executed counterpart of which shall be furnished to the Company. Notwithstanding the foregoing, if such transfer is subject to covenants, agreements or other undertakings restricting transferability thereof, the Registration Rights shall not be transferred in connection with such transfer unless such transferee complies with all such covenants, agreements and other undertakings. Except as set forth in this Section 3.03, the Holders may not assign their rights and obligations hereunder.

Section 3.04.    GOVERNING LAW; NO JURY TRIAL.

(a)    This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof that would result in the application of any law other than the laws of the State of New York. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY COURT PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF AND PERMITTED UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE.

(b)    With respect to any Action relating to or arising out of this Agreement, each party to this Agreement irrevocably (i) consents and submits to the exclusive jurisdiction of the courts of the State of New York and any court of the United States located in the Borough of Manhattan in New York City; (ii) waives any objection which such party may have at any time to the laying of venue of any Action brought in any such court, waives any claim that such Action has been brought in an inconvenient forum and further waives the right to object, with respect to such Action, that such court does not have jurisdiction over such party; and (iii) consents to the service of process at the address set forth for notices in Section 3.02 herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law.

Section 3.05.    Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to seek specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

Section 3.06.    Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.07.    Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

Section 3.08.    Amendment; Waiver.

(a)    This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company and Holders of a majority of the Registrable Securities as of such time, for purposes of which calculation Registrable Securities shall be deemed to include Class B Shares convertible into Registrable Securities; provided, however, that any amendment, modification or waiver that results in a non-pro rata material adverse effect on the rights of a Holder under this Agreement will require the written consent of such Holder.

(b)    Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

Section 3.09.    Further Assurances. Each of the parties hereto shall execute and deliver all additional documents, agreements and instruments and shall do any and all acts and things reasonably requested by the other party hereto in connection with the performance of its obligations undertaken in this Agreement.

Section 3.10.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Execution of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, executed by an original signature.

[The remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Auna S.A.

By:
Name:
Title:

By:
Name:
Title:

Enfoca S.A.F.I.

By:
Name:
Title:

Luis Felipe Pinillos

By:
Name:
Title:

Jesús Zamora León

By:
Name:
Title:

[Signature page to the Registration Rights Agreement]

EXHIBIT A

THIS INSTRUMENT forms part of the Registration Rights Agreement (the “Agreement”), dated as of                     , 2024, by and among Auna S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office located at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B 267590, Enfoca S.A.F.I. (the “Institutional Shareholder”), Luis Felipe Pinillos and Jesús Zamora León. The undersigned hereby acknowledges having received a copy of the Agreement and having read the Agreement in its entirety, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agrees that the terms and conditions of the Agreement binding upon and inuring to the benefit of the Institutional Shareholder from which Class A Shares or Class B Shares were acquired shall be binding upon and inure to the benefit of the undersigned and its successors and permitted assigns as if it were the Institutional Shareholder as an original party to the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this instrument on this day of ___________, 20__.

By:
Name:
Title:

[Signature page to the Registration Rights Agreement]